Exhibit 99.1

For investor relations information, contact:	For trade press information, contact:
Jana Ahlfinger Bell, 972.819.0700	Timi Jackson, 972.819.2336
e-mail: jbell@efji.com	e-mail: tjackson@efji.com

EF Johnson Technologies, Inc. Announces

First Quarter 2010 Financial Results, Acquisition Agreement, and Loan Amendment

Irving, TX – May 17, 2010 – EF Johnson Technologies, Inc. (NASDAQ: EFJI) today announced its results for the first quarter ended March 31, 2010.

Our revenues increased $7.3 million, or 33%, to $29.3 million for the three months ended March 31, 2010 from $22.1 million for the same period in 2009. The increase was attributable to increased State and Local LMR revenues relating to certain delayed shipments from the fourth quarter of 2009 and increases associated with government services revenues, partially offset by lower federal LMR revenues.

Our gross profit increased $3.0 million, or 41%, to $10.4 million in the three months ended March 31, 2010 from $7.4 million for the same period in 2009. Gross profit, as a percentage of revenues, or gross margin, was 35.5% for the three months ended March 31, 2010, as compared to 33.3% for the same period in 2009.

Net income for the first quarter of 2010 was $0.2 million, or $0.01 per share, compared to a net loss of $1.6 million, or $0.06 loss per share, for the same period in the prior year.  Excluding the $2.8 million received for the escrow fund settlement, the net loss for the three months ended March 31, 2009, would have been $4.4 million. The improved operating performance relates to higher revenues, improved margins and lower operating expenses.

Michael E. Jalbert, chairman and chief executive officer of EF Johnson Technologies, Inc., said, “We were pleased with our first quarter results which included shipping orders which were delayed in the fourth quarter plus an acceleration of orders previously forecasted for the second quarter; we are therefore anticipating lower second quarter revenues.”

EF Johnson Technologies, Inc. Enters into Agreement to be Acquired by Francisco Partners

We announced today that we entered into a definitive agreement for the Company to be acquired by an affiliate of Francisco Partners, a global technology-focused private equity fund.  Under the terms of the agreement, stockholders would receive $1.05 per share in cash at closing. The transaction is subject to normal regulatory approvals, approval by EF Johnson Technologies’ stockholders, and other customary closing conditions, and is expected to close during the third quarter of the year.

Amendment to Loan Agreement

We also announced today that we entered into an Amendment with our lender whereby we agreed to pay down the outstanding principal balance of the term loan from $15.0 million to $5.0 million on June 17, 2010.  Under the terms of the Amendment, we may authorize the Lender to apply funds held as Restricted Cash pledged to the Lender to reduce the outstanding principal balance except for $0.75 million which will remain pledged. On June 17, 2010, the amount contained in the pledged account is expected to be $6.5 million. The parties further amended the Loan Agreement to increase the revolving line of credit from $3.75 million to $6.0 million effective June 17, 2010.  All future advances under the Loan Agreement will continue to be subject to the Lender’s discretion.

About EF Johnson Technologies, Inc.

Headquartered in Irving, Texas, EF Johnson Technologies, Inc. focuses on innovating, developing and marketing the highest quality secure communications solutions to organizations whose mission is to protect and save lives. The Company’s customers include first responders in public safety and public service, the federal government, and industrial organizations. The Company’s products are marketed under the EFJohnson, 3e Technologies International, and Transcrypt International names and are Made in America. For more information, visit http://www.EFJohnsonTechnologies.com.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, failure to consummate the proposed merger, our ability to repay our bank debt when due, continued access to bank lines of credit, the timing and receipt of orders, the level of demand for the Company’s products and services, dependence on continued funding of governmental agency programs, reliance on contract manufacturers, the timely procurement of necessary manufacturing components, software feature development and the implementation of application software, successful integration of the system components, general economic and business conditions, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2009 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information About the Francisco Partners Transaction

In connection with the proposed transaction, EF Johnson Technologies will file a proxy statement and relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). The definitive proxy materials will contain important information regarding the merger, including, among other things, the recommendation of EF Johnson Technologies’ board of directors with respect to the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT EF JOHNSON TECHNOLOGIES FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about EF Johnson Technologies, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by EF Johnson Technologies with the SEC can also be obtained, free of charge, by directing a request to EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038, Attention: Investor Relations.

Participants in the Solicitation

The directors and executive officers of EF Johnson Technologies and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding EF Johnson Technologies’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 31, 2010, and its Form 10-K/A filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

EF JOHNSON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2010 and December 31, 2009

(in thousands, except share and per share data)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$13,523	$16,030
Restricted cash	5,032	5,032
Accounts receivable, net of allowance for returns and doubtful accounts of $1,534 and $1,490, respectively	25,452	7,477
Receivables - other	613	796
Cost in excess of billings on uncompleted contracts	4,576	5,096
Inventories, net	28,096	31,295
Prepaid expenses	1,047	912
Total current assets	78,339	66,638
Property, plant and equipment, net	3,888	4,425
Goodwill	5,126	5,126
Other intangible assets, net of accumulated amortization	7,531	7,778
Other assets	178	178
TOTAL ASSETS	$95,062	$84,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt obligations	$15,275	$15,476
Accounts payable	14,596	8,470
Accrued expenses	7,489	7,754
Billings in excess of cost on uncompleted contracts	7,412	3,610
Deferred revenues	1,057	1,118
Total current liabilities	45,829	36,428
Deferred income taxes	631	631
Other liabilities	1,639	715
TOTAL LIABILITIES	48,099	37,774
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 50,000,000 voting shares authorized, 26,486,586 and 26,477,611 issued and outstanding as of March 31, 2010 and December 31, 2009, respectively)	264	264
Additional paid-in capital	155,998	155,795
Accumulated other comprehensive loss	(271)	(470)
Accumulated deficit	(108,899)	(109,089)
Treasury stock (118,989 and 118,989 shares at cost at March 31, 2010 and December 31, 2009)	(129)	(129)
TOTAL STOCKHOLDERS’ EQUITY	46,963	46,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$95,062	$84,145

EF JOHNSON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2010 and 2009

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2010	2009
		(as adjusted)
Revenues	$29,332	$22,081
Cost of sales	18,915	14,731
Gross profit	10,417	7,350

Operating expenses:
Research and development	2,365	3,331
Sales and marketing	2,095	2,476
General and administrative	5,086	5,423
Amortization of intangibles	247	246
Escrow fund settlement	—	(2,804)
Total operating expenses	9,793	8,672
Income (loss) from operations	624	(1,322)

Interest expense, net	(434)	(284)
Income (loss) before income taxes	190	(1,606)

Income tax (expense)	—	—
Net income (loss)	$190	$(1,606)

Net income (loss) per share — Basic	$0.01	$(0.06)
Net income (loss) per share — Diluted	$0.01	$(0.06)

Weighted average common shares — Basic	26,485,220	26,383,931
Weighted average common shares — Diluted	26,781,866	26,383,931